Exhibit 99.1

iAnthus Reports Second Quarter 2022 Financial Results

NEW YORK, NY and TORONTO, ON – August 15, 2022 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCPK: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the three and six months ended June 30, 2022. The Company’s Quarterly Report on Form 10-Q, which includes its unaudited condensed consolidated financial statements for the three and six months ended June 30, 2022 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, the Company’s SEDAR profile at www.sedar.com, and on the Company’s website at www.iAnthus.com. As a result of the Company becoming a U.S. reporting company in February 2021, the Company’s financial statements are reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). All currency is expressed in U.S. dollars.

Second Quarter 2022 Financial Highlights

•	Revenue of $43.5 million, a sequential increase of 2% from Q1 2022 and a decrease of 20% from the same period in the prior year.

•	Gross profit of $19.7 million, a sequential decrease of 13% when compared to Q1 2022 and a decrease of 37% from the same period in the prior year.

•	Gross margin of 45.2%, reflecting a sequential decrease of 733bps from Q1 2022 and a decrease of 1,251bps from the same period in the prior year.

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Net loss of $373.6 million, or a loss of $0.65 per share, compared to a loss of $10.1 million or a loss of $0.06 per share in Q1 2022, and compared to a loss of $15.3 million, or a loss of $0.09 per share, in the same period in the prior year. The net loss in Q2 2022 was driven primarily by of a one-time, non-cash loss on debt extinguishment of $316.6 million resulting from the Company’s consummation of its previously announced recapitalization transaction (the “Recapitalization Transaction”).

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Adjusted EBITDA(6) of $2.3 million, a sequential decrease from $3.4 million in Q1 2022 and decrease from $13.5 million from the same period in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this news release to GAAP are included below.

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On June 24, 2022 (the “Closing Date”), the Company closed the Recapitalization Transaction pursuant to the terms of a restructuring support agreement dated July 10, 2020, as amended on June 15, 2021, by and among the Company, all of the holders of the 13.0% senior secured convertible debentures issued by iAnthus Capital Management, LLC (“ICM”), a wholly-owned subsidiary of the Company, and a majority of the holders of the Company’s 8.0% unsecured convertible debentures and pursuant to the terms of the amended and restated plan of arrangement under the Business Corporations Act (British Columbia) approved by the Supreme Court of British Columbia.

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On the Closing Date, the Company entered into a Third Amended and Restated Secured Debenture Purchase Agreement (the “Secured DPA”) with ICM, the other Credit Parties (as defined in the Secured DPA), Gotham Green Admin 1, LLC, as collateral agent, and the lenders party thereto (the “New Secured Lenders”) pursuant to which ICM issued the New Secured Lenders an additional $25.0 million of 8.0% secured debentures, which accrue interest at the rate of 8.0% per annum (increasing to 11.0% per annum upon the occurrence of an Event of Default (as defined in the Secured DPA)), with maturity date of June 24, 2027.

Table 1: Financial Results
in thousands of US$, except share and per share amounts (unaudited)	Q2 2022	Q1 2022	Q2 2021
Revenue	$43,481	$42,790	$54,228
Gross profit	19,668	22,492	31,311
Gross margin	45.2%	52.6%	57.7%
Net loss	(373,562)	(10,102)	(15,256)
Net loss per share	(0.65)	(0.06)	(0.09)

Table 2: Reconciliation of Net Income to Adjusted EBITDA
in thousands of US$	Q2 2022	Q1 2022	Q2 2021
Net loss	(373,562)	$(10,102)	$(15,256)
Depreciation and amortization	7,394	9,029	7,759
Interest expense, net	5,777	5,834	5,770
Income tax expense	5,391	4,875	7,884

EBITDA (Non-GAAP)	$(355,000)	$9,636	$6,157
Adjustments
Impairment loss	—	—	1,696
Write-downs and other charges	154	292	(73)
Inventory reserve	177	(41)	—
Accretion expense	775	766	2,664
Share-based compensation (1)	21,372	1,464	1,661
Non-monetary gain from MPX NJ acquisition	—	(10,460)	—
Loss/(Gain) from change in fair value of financial instruments	138	102	(327)
Debt obligation fees (2)	390	414	418
Non-recurring charges (3)	18,218	1,243	1,291
Loss on debt extinguishment (4)	316,577	—	—
Other income (5)	(527)	—	—

Total Adjustments	$357,274	$(6,220)	$7,330

Adjusted EBITDA (Non-GAAP) (6)	$2,274	$3,416	$13,487

Margin	5%	8%	25%

(1)	Q2 2022 reflects a $21.0 million share-based compensation expense related to the graded vesting from the restricted stock units granted as a result of closing the Recapitalization Transaction.
(2)	Reflects accrued interest on the exit fee associated with the Secured Notes. As the Recapitalization Transaction closed on June 24, 2022, the Company will no longer incur debt obligation fees.
(3)

Includes one-time, non-recurring costs related to the Company’s Recapitalization Transaction, strategic review process, ongoing legal disputes, severance, and other non-recurring costs associated with having become a U.S. reporting company.

(4)	One-time loss of $316.6 million on debt extinguishment related to closing of the Recapitalization Transaction.
(5)	Includes accounts payable write-offs of $0.3 million and Employee Retention Tax Credits of $0.2 million.
(6)	See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.

Non-GAAP Financial Information

This release includes certain non-GAAP financial measures as defined by the SEC. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA as a supplemental measure of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance. We define Adjusted EBITDA as EBITDA before stock-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, and litigation costs related to ongoing legal proceedings.

The terms EBITDA and Adjusted EBITDA are not defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

COVID-19 Risk Factor

The Company may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to the ongoing novel coronavirus disease (“COVID-19”). An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the ongoing outbreak of COVID-19, or a fear of any of the foregoing could adversely impact the Company by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages, travel, and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Company may be affected if such a pandemic persists for an extended period of time, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. Although the Company has been deemed essential and/or has been permitted to continue operating its facilities in the states in which it cultivates, processes, manufactures, and sells cannabis during the pendency of the COVID-19 pandemic, subject to the implementation of certain restrictions on adult-use cannabis sales in both Massachusetts and Nevada, which have since been lifted, there is no assurance that the Company’s operations will continue to be deemed essential and/or will continue to be permitted to operate. The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition, and the trading price of its common shares.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC. When used in this news release, words such as “will,” “could,” “plan,” “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission have reviewed, approved or disapproved the content of this news release.

CONTACT INFORMATION

Corporate/Media/Investors:

Julius Kalcevich, CFO

iAnthus Capital Holdings, Inc.

1-646-518-9411

investors@ianthuscapital.com